Exhibit 10.10

Cow Purchase Agreement

Party A (Buyer):  Heilongjiang Xinhua Cattle Industry Co., Ltd.
Legal Representative:  Yilin Shi
Principal Place of Business:  Yaokule Village, Changqing County, Fulaerji District, Qiqihar, Heilongjiang Province

Party B (Seller):  Beijing Qinfeng Xiongte Cow Development Co., Ltd.
Legal Representative:  Kangyun Yang
Residence:  Rome 708, South Tower, 23 Anyuanbeili, Chaoyang District, Beijing

In consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

1.  Basic Requirements

No.	Category Name	Place of Origin	Grade	Specific Requirements	Quantity	Unit Price (RMB)	Total Purchase Price (RMB)
1	Holstein cows	Beijing	A	See Section 2 below	2,400	8,000	19,200,000

Total					2,400		19,200,000

2.  Qualitative Requirements

     1) Qualitative requirements:  Between 300-500 kilograms, more than 27 months old, during the lactating period;
     2)  Party B shall establish various records for the cows;
     3)  Party B shall provide certificates for the absence of illicit drugs.

3.  Payment

     1)  Party A shall make the initial payment of RMB 3,840,000 to Party B before December 1, 2010;
     2)  Party A shall make the second payment of RMB 5,760,000 to Party B before January 1, 2011;
     3)  Both parties agree to settle the remaining amount within six (6) months upon the execution of this Agreement;
     4)  Method of payment: Wire
     5)  Party B’s account information:
          Bank: China Construction Band, Anhua Branch, Beijing
          Account Number: 11001071700053003549

4.  Place of Delivery; Transportation Fee

     1) Party B shall deliver qualified cows to Party A within 10 days upon the execution of this Agreement;
     2)  Place of delivery: Location as designated by Party A;
     3)  Transportation fee: Party B shall be responsible for the transportation fee.

5.  Checking and Acceptance

     The cows shall comply with the requirements of Party B and the applicable national sanitary requirements.

6.  Miscellaneous

     Party B shall be responsible for the caring of the cows before and during the transportation. Party B shall also take all the risks during the transportation process, until the cows are property delivered to Party A.

7.  Breach Liability

     1) In circumstances where Party B fails to deliver the cows on time, Party B shall compensate Party A with 0.5% of the entire purchase price for each day delayed; For delay over 15 days, Party A shall be entitled to termination this Agreement and ask for compensation from Party B;
     2) In circumstances where Party A fails to make the payment on time, Party A shall pay Party B 0.5% of the entire purchase price for each day delayed; For delay over 15 days, Party B shall be entitled to termination this Agreement and ask for compensation from Party A;
     3) For damages to Party B resulting from Party A’s failure to timely accept the cows delivered by Party B, Party A shall compensate Party B for such loss and damages;
     4)  For cows not satisfying the qualitative requirements, Party A may refuse to accept; For serious qualitative issues, Party A shall be entitled to terminate the whole agreement. For damages to Party A resulting from such qualitative issues, Party B shall compensate Party A for such loss and damages;
     5)  Any party terminating the Agreement or unilaterally amend the Agreement without a due cause shall compensate the other for any subsequent loss and damages.

8.  Termination

      This Agreement shall automatically terminate upon the completion of the performance of the whole Agreement;

9.  Force Majeure

       If any party fails to perform this Agreement due to force majeure, the party shall timely inform the other of the reason for such failure. After obtaining certificates from relevant authorities, the party may be permitted to postpone or relieve from performing this Agreement.

10.  Dispute Resolution

       All disputes arising from the performance of this Agreement shall be settled through timely negotiation by both parties; In the event that the dispute could not be settled through negotiation, any party may submit the dispute to relevant authority for medication, to the arbitration committee for arbitration, or to the people’s court for litigation.

11.  This Agreement shall be executed in two (2) copies with each party holding one copy. Each copy shall have the same legal effect. Issues not covered in this Agreement may be governed by supplemental agreements entered into by both parties through negotiation.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective as of the date below upon the signature and seals by both parties.

Party A	Party B
Heilongjiang Xinhua Cattle Industry Co., Ltd.	Beijing Qinfeng Xiongte Cow Development Co., Ltd.

Legal Representative: Yilin Shi	Legal Representative: Kangyun Yang

Date: September 24, 2010	Date: September 24, 2010